UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2008 (August 5, 2008)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02. Results of Operations and Financial Condition
Item 2.06. Material Impairments
Item 7.01. Regulation FD Disclosure

SIGNATURES
EXHIBIT INDEX

EX-99.1 Press Release dated August 7, 2008

Item 2.02. Results of Operations and Financial Condition.
     On August 7, 2008, O’Charley’s Inc. (the “Company”) issued a press release announcing its results of operations for the 12 week period ended July 13, 2008. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 2.06. Material Impairments.
     On August 5, 2008, in connection with its quarter-end financial and accounting procedures, the Company concluded that a total impairment charge of approximately $1,900,000 was required under generally accepted accounting principles for the 12 week period ended July 13, 2008 related to two underperforming O’Charley’s restaurants and one underperforming Ninety Nine restaurant. The total impairment charge related to these matters is reflected in the Company’s consolidated statement of operations for the 12 weeks ended July 13, 2008.
Item 7.01. Regulation FD Disclosure.
     On August 7, 2008, the Company issued a press release announcing its results of operations for the 12 week period ended July 13, 2008. A copy of the press release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
99.1	Press Release dated August 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: August 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated August 7, 2008